Exhibit 21


                   Subsidiaries of Highlands Bankshares, Inc.
                   ------------------------------------------


          Name of Subsidiary                  State of Incorporation
          ------------------                  ----------------------

         Highlands Union Bank                        Virginia

       Highlands Capital Trust I                     Delaware